CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

CCG INVESTOR RELATIONS

May 16, 2007
8:00 a.m. EDT

Coordinator
Good day, ladies and gentlemen. Welcome to the China Precision Steel’s Third Quarter 2007 Earnings Conference Call. At this time all participants are in a listen-only mode. We will be conducting the question and answer session towards the end of this conference. I would now like to turn the call over to Ms. Leslie Richardson of CCG Elite. Please proceed, ma’am.

L. Richardson
Good morning, ladies and gentlemen. My name is Leslie Richardson from CCG Elite Investor Relations and I’d like to welcome you to China Precision Steel’s Third Quarter 2007 conference call. Joining us today from China are China Precision Steel’s Chairman and CEO, Dr. Wo Hing Li, and the company’s Chief Financial Officer, Ms. Leada Li.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

I’d like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for the forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today due to such risks including but not limited to business conditions in China, weather and natural disasters, changing interpretations of the Generally Accepted accounting Principals, outcomes of government reviews, inquiries and investigations and related litigations, continued compliance with government regulations, legislation or regulatory environment, requirements or changes adversely affecting the business in which China Precision Steel is engaged, cyclicality of the steel consumption including overcapacity and declining steel prices, limited availability of raw material and energy may constrain operation levels and reduce profit margins, environmental compliance and remediation, and other risk factors detailed from time-to-time in the company’s filing and future filings with the United States Securities and Exchange Commission.

Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. In addition, any projections as to the company’s future performance represent management’s estimates as of today, May 16, 2007. China Precision Steel assumes no obligation to update these projections in the future as market conditions change.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

For those of you unable to listen to the entire call at this time, a recording will be available via Web cast for 90 days. The Web cast link is available in the press release we issued earlier today. With that I will now present the management discussion section on behalf of Dr. Wo Hing Li, China Precision Steel’s Chairman and CEO.

I’d like to start by thanking all of our audience for joining us on our very first earnings conference call. China Precision Steel is committed to providing investors with transparent reporting of our financial and operational performance and we plan on making these calls a regular event going forward.

I am pleased to announce that during the third quarter revenues grew 35.8% year-over-year to $11.6 million with a gross margin at a healthy 29%. Our sales volume was up 53% year-over-year as our new mill is contributing to increased production capacity. In today’s call I’d like to begin by providing some background for those of you who are looking at China Precision Steel for the first time. We are a growing, profitable company in the early stage of a domestic and international expansion. Our growth strategy is to maximize our gross margins while increasing market penetration. We became a public company in December 2006 by completing share exchange with a NASDAQ listed company that was simultaneously spun-off as a private entity. Today we are China’s leading producer of high precision, ultra-thin, high strength cold rolled steel products.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

To fully understand our unique market opportunity I’d like to explain the value chain and our position in it. The early production stage of the value chain begins with creating the commodity steel from iron ore. There is very little value added at this stage. The next stage is a hot rolling of steel coals followed by cold rolling on hot rolled steel coals, which is a high value added process by creating high precision, cold rolled steel coils or sheets with reduced thickness and a wide range of industrial applications.

Cold rolled steel, specifically high strength and ultra-thin precision steel is one of the highest value steel produced and requires substantial capital investment in equipment and technology as well as sophisticated technological know-how. China Precision Steel has a unique niche in its high end part of the value chain, producing ultra-thin and high strength cold rolled steel products.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

In addition, we are able to further enhance our product value by working directly with our customers to create custom designed products that meet their specifications. By producing these customized high end steel products we are able to generate above industry average margins. We offer low carbon products that have carbon contents of less than 1.1% and high carbon products that have carbon contents of 0.8%. Margins for our low carbon products are typically in the 10% to 30% range while our high carbon products carry margins in the 20% to 40% range due to the additional processing required to produce them. Our precision steel products are used in a variety of high growth markets such as automobile components, appliances, food packaging, and saw blades.

Although China is a major exporter of crude steel, it is a major importer of high value precision steel. The market for cold rolled steel products in China is about 200 million metric tons per year and high precision steel is currently about two million metric tons per year. Over the past five years the demand for high precision steel in China has been growing at a 20% annual rate. Most of China’s demand for high precision steel products is supplied by international producers from Japan, Korea, the European Union, and the United States. Currently, there are only three companies in China capable of producing high precision cold rolled steel. China Precision Steel currently holds a 50% market share supplied by the domestic companies, yet for the total Chinese market we only represent 5% of the market share, giving us a tremendous opportunity to take market share away from high priced international competitors.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

We have a number of advantages over international competitors. First and foremost is proximity to our customers. We’re able to work closely with our customers to create the best product possible. Our customers can usually visit the plant in Shanghai to discuss product specifications and the progress on new products currently in development. We are also extremely competitive on the basis of cost, generally about 10% lower than other international companies. Finally, because of our location, our delivery time and transportation costs are significantly lower than international competitors.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

Given the growth opportunities present in the domestic market and our competitive advantages, we are working to increase capacity. In particular, we are increasing our ability to manufacture higher margin, high carbon products, and wider width products. Wider products offer more flexibility and result in less waste, which ultimately reduces the overall cost of the steel for our customers.

To that end, we constructed our second cold rolled mill in the fall of 2006. The new mill will add 150,000 metric tons of annual capacity once at full capacity and has the ability to produce high quality, more complex products with a width of 1,400 millimeters. It also utilizes our state-of-the-art patent technology process.

In order to ensure smooth operations and optimal quality results it will take between two and three years before the mill will reach full capacity. Currently, it’s operating at 30% capacity and we expect it to be at 50% capacity by the end of calendar year 2007. As capacity ramps up margins should improve due to operational efficiencies and economies of scale.

By year end we plan to construct a third cold rolled mill, which will add another 150,000 metric tons of annual capacity and will also have the ability produce high quality, more complex products with a width of 1,700 millimeter. Once both mills are in place and fully operational our total annual capacity will be 400,000 metric tons.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

As I mentioned earlier, our growth strategy involves maximizing our gross margins while expanding our market penetration in domestic and international markets. Historically, our revenues have been higher in quarters where low carbon products comprise the majority of our order volume. This is because the production time for low carbon products is shorter, enabling us to produce a greater volume, but this has also resulted in lower average gross margins. As we expand capacity and utilization at our new facilities we’ll be able to gradually increase the volume of our higher margin products, which should lead to growth in revenue, profits, and margins.

While on a quarterly basis we may experience fluctuation of revenue depending on our product mix, we remain focused on maintaining stable gross margins as we ramp up capacity and broaden our market penetration. Moreover, because of the specialty of our products we are able to sustain our gross margins regardless of the price of raw materials. Now I would like to briefly address our international expansion plans.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

In the second quarter of fiscal 2007 we began exporting low carbon steel precision products. We are currently exporting to Nigeria, Thailand, Philippines, and Indonesian markets where our steel products are being used for the construction of roofs. Export sales increased in the third quarter and accounted for 14.4% of our total revenue. Our export strategy is a critical component of our long-term competitive objective to be recognized as an internationally competitive company in the global marketplace.

With that I will turn the call over to Leada, who will discuss our financial results for the quarter in detail.

L. Li
Thank you, Leslie. I will discuss the … results for the three-month and nine-month … Our revenue for the third quarter of 2007 was $11.6 million, up 36% from $8.5 million in the third quarter of 2006. The increase in revenue was driven by increased sales of both high carbon and low carbon precision steel. Our volume for precision steel products increased to 16,110 tons, up 53% from 10,534 tons in the third quarter of 2006.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

High carbon and low carbon products accounted for 53% and 47% of revenue respectively compared to 58% and 42% respectively in the same period a year ago. Revenues from … for the quarter were $1.7 million, or 14.4% of total revenues.

Gross profit in the third quarter of 2007 was $3.4 million, up 8.4% from gross profit in the third quarter of 2006 of $3.1 million. Gross margin was 29% compared to 36.4% from the prior year period. Our gross margin was impacted by higher amortization costs associated with the addition of our new mills. In addition, I would like to point out that occasionally we receive orders for high carbon steel products combined with nickel. This is a highly specialized type of steel which generates extremely high margins for us … impacted our overall margins for the third quarter 2006.

For the third quarter of 2007 selling expenses were $92,315, or 0.8% of revenue, up 68% from $54,795, or 0.6% of revenue in the same period a year ago. The increase in selling expenses was primarily due to higher transportation expenses offset by a decline in travel expense. Our general and administrative expenses for the quarter were $1.4 million, or 12.2% of revenue compared to $250,200, or 2.9% of revenue in the third quarter of 2006. The increase in G&A is due to a combination of increased costs of being a U.S. publicly traded company, including associated one-time professional fees of $447,993 and … $519,614. Since we have very strict terms for our outstanding and receivables we recognize this as an expense, but I would like to note that the … allowance that we recognize … was from one of our long-term customers who is currently in the process of expanding its operations, putting short-term pressure on their cash flow. Since we have a very strong relationship with this customer we feel confident that we will be able to recover these receivables in the near future.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

Operating income for the third quarter was $1.9 million, down 33.8% from operating income of $2.8 million in the same period last year. Our net income for the third quarter of 2007 was $1.4 million, down 55.4% from $3.1 million in the third quarter of 2006. Fully diluted earnings per share were $0.05 compared to $0.13 in the comparable period a year ago. This is based on weighted average diluted shares outstanding of 29.4 million, reflecting an increase of about eight million shares related to 20.8 million in private placement in February 2007. Weighted average diluted shares outstanding were 24.3 million in the third quarter of 2006.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

Now I will discuss the nine month results. Our revenues for the first nine months of fiscal 2007 were $37.1 million, up 42% from $26.2 million in the first nine months of fiscal 2006. Gross profit for the same period was $10.5 million, up 21% from $8.7 million in the first nine months of fiscal 2006. Operating income for the first nine months of fiscal 2007 was $8.2 million, up 4.6% from $7.8 million in the same period last year. Net income declined to $7.4 million in the first nine months of fiscal 2007, down 11.8% from net income of $8.4 million in the comparable period a year ago.

Now let’s take a look at the balance sheet. As of March 31, 2007 we had $11.6 million in cash and cash equivalents, full liabilities of $36.3 million, and working capital of $11.6 million. During the quarter our inventories increased to $17.8 million from $14.5 million in Q2 2007. This increase is primarily attributed to our capacity being completely … for the rest of the fiscal year.

As we receive orders from our customers we simultaneously place orders for the raw materials needed to fill these orders with our suppliers. This enables us to maintain our margins regardless of the price of raw materials.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

Our cash flow from operating activities was $3 million for the first nine months of fiscal 2007. Days sales outstanding were at 54 days for the third quarter 2007. Shareholders equity stood at $39.1 million, up from $11.7 million on June 20, 2006.

As for our business outlook for the rest of fiscal 2007 year, we have sold our available capacity and anticipate achieving our revenue target of $50.5 million and our net income target of $10.9 million. Our … for the rest of calendar year 2007 is estimated at $30 million, which will cover … and additional equipment for the phase two plans.

Longer-term we are working on research and development projects that will expand our market applications in the automotive component industry such as seatbelt springs and ignition devices for airbags. We are continually in negotiations with new customers, both domestically and internationally with the focus optimizing our product mix to maximize our gross margins.

With that I will turn the call back to Leslie for concluding remarks before we open up the call to questions and answers.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

L. Richardson
To conclude, we are extremely excited about our outlook for this year and in the long term. We feel that we are very well positioned in a specialty niche market that has tremendous growth opportunities in taking market share from international competitors, increasing demand from our customers as their industries grow, to increased exports and domestic demand, expanding internationally, and developing new applications. We have just begun the first steps in ramping up our capacity to satisfy the demand in the specialty precision field. Our original mill is operating at full capacity, our second mill is operating at 30% capacity, and by the end of the year we expect to start construction for our third mill.

With our expanded capacity and increased internal operating efficiencies we expect our gross margins will continue to remain strong as we continue to build our dominant position in the industry. I’d like to thank you all for your interest in China Precision Steel and we look forward to updating you on China Precision Steel’s progress in the next quarter. We will now open up the call to any questions you may have for Dr. Wo Hing Li and Ms. Leada Li.

Coordinator	There are no questions at this time.

CCG INVESTOR RELATIONS
Moderator: Melissa Kong
May 16, 2007/8:00 a.m. EDT

L. Richardson	Great. Thank you, guys. We look forward to talking with you in the future.

L. Li	Thank you, guys. Bye.

Coordinator	Thank you for participating in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.